UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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EXPLANATORY NOTE

The purpose of this Schedule 14A is to file the first quarter 2014 earnings call presentation for use by Telephone and Data Systems, Inc. (“TDS”) on and after May 2, 2014.

IMPORTANT INFORMATION:  TDS and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of TDS in connection with the TDS 2014 annual meeting of shareholders.  Information regarding TDS directors and executive officers and other participants that may be soliciting proxies on behalf of the TDS board of directors and their respective interests in TDS by security holdings or otherwise is set forth in TDS’s definitive proxy statement relating to its 2014 annual meeting, as filed with the Securities and Exchange Commission (“SEC”) on April 18, 2014.  The 2014 proxy statement, other solicitation material and other reports that TDS files with the SEC, when available, can be obtained free of charge at the SEC’s web site at www.sec.gov  or from TDS as provided on its website at www.teldta.com.  TDS SHAREHOLDERS ARE ADVISED TO READ CAREFULLY THE PROXY STATEMENT AND OTHER SOLICITATION MATERIAL FILED BY TDS IN CONNECTION WITH THE TDS 2014 ANNUAL MEETING OF SHAREHOLDERS BEFORE MAKING ANY VOTING DECISION BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION RELATING TO THE ELECTION OF DIRECTORS OF TDS.

TDS TELEPHONE AND DATA SYSTEMS™

May 2, 2014

First Quarter Results


U.S. Cellular


TDS

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

All information set forth in this presentation, except historical and factual information, represents forward-looking statements. This includes all statements about the company's plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: impacts of any pending acquisition and divestiture transactions, including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transactions and the financial impacts of such transactions; the ability of the company to successfully manage and grow its markets; the overall economy; competition; the access to and pricing of unbundled network elements; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets; pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S. Cellular and TDS Telecom. Investors are encouraged to consider these and other risks and uncertainties that are discussed in documents furnished to the Securities and Exchange Commission ("SEC").

TDS first quarter update

- TDS share repurchases
- Monetization of non-core spectrum
- Non-core tower sale

U.S. Cellular

Q1 2014 update

- Drive subscriber growth
- Differentiate through refined value proposition
- Drive revenue growth through smartphone adoption and data monetization
- Focus on equipment subsidies and cost management

U.S. Cellular

Drive subscriber growth

- Increase gross additions with high-quality network, strong device portfolio, connected devices, product and pricing improvements
  - Postpaid gross additions* up 12%
- Reduce churn through device portfolio, including Apple devices, membership experience, customer lifecycle management
- Enhance and expand distribution
- Resolve billing issues and rebuild reputation for exceptional customer service
  - Issues substantially resolved and service levels back to acceptable levels

* Core markets-definition provided in note at the end of this presentation

Differentiate through refined value proposition

- Best-in-class 4G/LTE network
  - Launch new products and services that leverage our network
  - Membership experience
    - Treat customers like neighbors not numbers
    - Rewards Program
  - Create a localized experience for customers
    - New local advertising


Data Products & Services
Membership
Local
Best-in-Class Network

Drive revenue growth

- Increase smartphone penetration
  - Postpaid smartphone penetration* increased from 43% to 53%
- Launch new products and services that utilize and monetize our data network
  - Connected devices
  - Simple Connect Plans (no contract)
  - Equipment installment plans
- Shared Connect Plans (shared data)
  - Postpaid customers on Shared Connect Plans increased to 13%
- Growth in data traffic will drive revenue and ARPU growth
  - Postpaid ARPU* increased 6% to $57.59

* Core markets-definition provided in note at the end of this presentation

Focus on subsidies and cost management

- Align costs with revenues
- Manage subsidies
  - Offer equipment installment plans
  - Offer attractive lower-cost devices
- Manage growth in data usage
- Cost-reduction initiatives

Customer results - Core markets*

	Q1`14	Q1'13
Postpaid gross additions	197,000	176,000
Postpaid churn	2.3%	1.6%
Postpaid net (losses)	(93,000)	(33,000)
Prepaid net additions	13,000	31,000
Retail net (losses)	(80,000)	(2,000)
Total retail customers	4,530,000	4,836,000

* Core markets-definition provided in note at the end of this presentation

Postpaid churn – Core markets*



Postpaid Churn Rates
Jan-2013
Dec-2013
Apr-2014
Total Churn
Voluntary Churn
Involuntary Churn

* Core markets-definition provided in note at the end of this presentation

Smartphone penetration - Core markets*


Smartphones Sold
(% of total devices)
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
3G
4G
Q1 '13
Q2 '13
Q3 '13
Q4 '13
Q1 '14


Smartphone Customers
(% of postpaid base)
60%
50%
40%
30%
20%
10%
0%
Q1 '13
Q2 '13
Q3 '13
Q4 '13
Q1 '14

* Core markets-definition provided in note at the end of this presentation

![U.S. Cellular]

Postpaid ARPU - Core markets*



$58.00
$57.00
$56.00
$55.00
$54.00
$53.00
$52.00
$51.00
$54.21
$54.44
$54.64
$53.53
$57.59
Q1 '13
Q2 '13
Q3 '13
Q4 '13
Q1 '14

* Core markets-definition provided in note at the end of this presentation

Service revenues(1) - Core markets*

($ in millions)	Q1`14	Q1`13
Service revenues	$853.6	$860.3
Retail service	764.8	765.3
Roaming	50.1	51.7
Other	38.7	43.3

(1) Service revenues for the core markets for Q1 2013 is a non-GAAP financial measure that is defined in the non-GAAP reconciliation at the end of the presentation.

* Core markets-definition provided in note at the end of this presentation

Financial Performance - Core markets*

($ in millions)	Q1`14	Q1`13
Service revenues	$853.6	$860.3
System operations expense	180.6	184.2
Loss on equipment	198.3	148.7
SG&A expenses	395.6	383.4
Total investment and other income	23.2	23.5
Adjusted income before income taxes (1)	$115.3	$173.6

(1) Adjusted income before income taxes is a non-GAAP financial measure that is defined in the non-GAAP reconciliation at the end of the presentation

* Core markets-definition provided in note at the end of this presentation

U.S. Cellular

Total company financial performance

($ in millions)	Q1`14	Q1`13
Service revenues	$853.6	$996.3
System operations expense	180.6	216.3
Loss on equipment	198.3	156.3
SG&A expenses	395.6	420.1
Operating income	7.8	1.5
Total investment and other income	23.2	16.6
Adjusted income before income taxes (1)	$115.3	$225.8

(1) Adjusted income before income taxes is a non-GAAP financial measure that is defined in the non-GAAP reconciliation at the end of the presentation.

Divestiture impact on Q1 2014 operating income

	($ in millions)
Accelerated depreciation, amortization and accretion	$13.1
Other costs/(benefits)	(7.1)
Total reduction to operating income	$6.0

U.S. Cellular

Total company financial performance (cont.)

($ in millions, except per share amounts)	Q1`14	Q1`13
Net income attributable to U.S. Cellular shareholders	$19.5	$4.9
Diluted earnings per share attributable to U.S. Cellular shareholders	$0.23	$0.06
Cash flows from operating activities	63.5	223.6
Less: Cash used for additions to property, plant & equipment	109.5	151.0
Free cash flow(1)	$(46.0)	$72.6

(1) Free cash flow is defined as cash flows from operating activities less cash used for additions to property, plant and equipment. Free cash flow is a non-GAAP financial measure which U.S. Cellular believes may be useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after cash used for additions to property, plant and equipment.

TDS®

Q1 2014 update

- Wireline
  - Deploy fiber where economically justified
    - Expanded IPTV into two additional markets
- Cable
  - Improve customer penetration in Baja markets
    - Grew broadband connections
    - Meaningful synergies identified
  - Acquisition of BendBroadband
- HMS
  - Drive growth in recurring revenues

BendBroadband key facts

Company Facts

- Operates 3 businesses in Bend, OR
  - Cable operations
  - Tier III data center
  - Broadcasting and advertising operations
- Annual revenues of $70m in 2013
- Cable operations
  - 79,000 homes/businesses passed
  - Subscribers: 36k video, 41k broadband, 22k voice
  - 100% of network is 750/860 MHz & DOCSIS 3.0 active

Terms of Acquisition

- $261 million in cash
- Expect to close in third quarter


Portland
Salem
Corvallis
Eugene
Roseburg
Medford

bendbroadband TDS

BendBroadband acquisition supports profitable growth

Strategy Own the best pipe in the market to drive profitable broadband, video, and commercial growth in midsize and rural markets

Why BendBroadband?

- Attractive demographics
- Above average household growth
- Vibrant entrepreneurial community
- No fiber competitors
- High penetrations in all products
- State of the art network
- Fiber network throughout region
- Talented, tech-savvy staff
- Strong cash flow

How we create value?

- Continue to grow market share
- Market fiber connectivity
- Launch TDS products
- Enhance data center offerings
- Deploy existing platforms like voice and billing/operating systems
- Leverage tools and processes like fleet and vendor management
- Utilize talent and expertise to continue to expand our cable operations

TDS Telecom operating performance

($ in millions)	Q1`14	Q1`13	Change
Wireline	$177.5	$181.6	(2%)
Cable	22.5	---	N/M
HMS	63.1	35.6	77%
Total operating revenues(1)	262.4	217.1	21%
Expenses(1)(2)	190.3	159.5	19%
Adjusted income before income taxes(3)	$72.6	$57.6	26%

(1) Reflects intercompany eliminations.
(2) Represents cost of products and services and selling, general and administrative expenses.
(3) Adjusted income before income taxes is a non-GAAP financial measure that is defined in the non-GAAP reconciliation at the end of the presentation.

Wireline operating performance

($ in millions)	Q1 '14	Q1 '13	Change
Residential	$72.5	$73.0	(1%)
Commercial	58.0	57.1	1%
Wholesale	46.4	50.5	(8%)
Total service revenues	176.9	180.7	(2%)
Total operating revenues	177.5	181.6	(2%)
Expenses(1)	111.4	124.8	(11%)
Adjusted income before income taxes(2)	$66.5	$56.9	17%

(1) Represents cost of products and services and selling, general and administrative expenses.
(2) Adjusted income before income taxes is a non-GAAP financial measure that is defined in the non-GAAP reconciliation at the end of the presentation.

Broadband speeds, IPTV driving wireline residential revenue growth

ILEC Residential Customers by Broadband Speeds

	3/31/14	3/31/13
> 5 Mb	79%	73%
> 10 Mb	36%	29%

Wireline Residential Average Revenue Per Connection

3/31/14	3/31/13
$40.79	$39.99

Wireline *managed*IP connections increased 27%



*managed*IP Connections
140,000
120,000
100,000
80,000
60,000
40,000
20,000
0
Q1 '12
Q2 '12
Q3 '12
Q4 '12
Q1'13
Q2'13
Q3'13
Q4'13
Q1'14

Cable operating performance

(as of 3/31/14)	Connections
Video	68,700
Broadband	63,000
Voice	17,700
Total cable connections	149,400

(as of 3/31/14)	Industry Penetration	Baja Penetration
Video	41%	31%
Broadband	40%	29%
Voice	21%	8%

	Q1 '14
Operating revenues	$22.5
Expenses(1)	17.3
Adjusted income before income taxes(2)	$5.1

(1) Represents cost of products and services and selling, general and administrative expenses.
(2) Adjusted income before income taxes is a non-GAAP financial measure that is defined in the non-GAAP reconciliation at the end of the presentation.

Hosted and Managed Services operating performance

($ in millions)	Q1 ´14	Q1 ´13	Change
Service revenues	$27.4	$22.0	24%
Equipment revenues	35.7	13.6	N/M
Total operating revenues	63.1	35.6	77%
Expenses(1)	62.2	34.7	79%
Adjusted income before income taxes(2)	$1.0	$0.7	41%

(1) Represents cost of products and services and selling, general and administrative expenses.
(2) Adjusted income before income taxes is a non-GAAP financial measure that is defined in the non-GAAP reconciliation at the end of the presentation.

2014 TDS Telecom guidance(1)

(as of 5/2/14) ($ in millions)	2014 Estimates (Current)	2014 Estimates (Previous)
Operating revenues	$1,050 - $1,100	Unchanged
Adjusted income before income taxes (2)	$250 - $280	Unchanged
Capital expenditures	Approx. $200	Unchanged

(1) 2014 guidance will be updated for BendBroadband when the acquisition closes. There can be no assurance that final results will not differ materially from such estimated results.
(2) Adjusted income before income taxes is a non-GAAP financial measure that is defined in the non-GAAP reconciliation at the end of the presentation.

Appendix

U.S. Cellular

Q1 2013 core market* service revenues(1)

($ in millions)	Core Markets*	Divestiture Markets	NY1 & NY2	Consolidated
Service revenues	$860.3	$95.2	$40.8	$996.3
Retail Service	765.3	89.8	28.8	883.9
Roaming	51.7	4.8	9.4	65.9
Other	43.3	0.6	2.6	46.5

1) Core market service revenues for 2013, adjusted to exclude the Divestiture Markets, which were sold on May 16, 2013, and the NY1 and NY2 partnerships which were deconsolidated on April 3, 2013, is a non-GAAP financial measure. U.S. Cellular believes this measure helps to show results on a more comparable basis from period to period.

* Core markets-definition provided in note at the end of this presentation

Adjusted income before income taxes reconciliation (actual results)

($ in millions)

	Three Months Ended 3/31/14						Three Months Ended 3/31/13					
	U.S. Cellular Consolidated (1)	Wireline	Cable	HMS	TDS Telecom Total	TDS (2)	U.S. Cellular Consolidated (1)	Wireline	Cable	HMS	TDS Telecom Total	TDS (2)
Income before income taxes	31.0	24.4	0.7	(6.1)	19.0	31.9	18.1	13.7	—	(5.2)	8.6	11.2
Depreciation, amortization and accretion expense (3)	167.6	42.7	4.4	6.7	53.8	224.9	189.6	44.0	—	5.5	49.5	242.1
(Gain) loss on sale of business and other exit costs, net	(6.9)	—	—	—	—	(6.9)	6.9	—	—	—	—	6.9
(Gain) loss on license sales and exchanges	(91.4)	—	—	—	—	(91.4)	—	—	—	—	—	—
Interest expense	14.9	(0.6)	—	0.4	(0.2)	28.7	10.9	(0.8)	—	0.4	(0.4)	24.5
Adjusted income before income taxes (4)	115.2	66.5	5.1	1.0	72.6	187.2	225.6	56.9	—	0.7	57.6	284.7

Core markets* adjusted income before income taxes reconciliation

($ in millions)	Core markets Three months ended 3/3/14	Core markets Three months ended 3/31/13
Income before income taxes	31.0	31.8
Depreciation, amortization and accretion expense (3)	167.8	131.1
(Gain) loss on sale of business and other exit costs, net	(6.9)	(0.2)
(Gain) loss on license sales and exchanges	(91.4)	---
Interest expense	14.9	10.8
Adjusted income before income taxes (4)	115.3	173.6

* Core markets-definition provided in note at the end of this presentation

TDS

(1) The U.S. Cellular Consolidated amounts represent GAAP financial measures and include the results of both the Core Markets and the Divestiture Markets. The amounts for Core Markets and Divestiture Markets represent non-GAAP financial measures. TDS believes that the amounts for the Core Markets and Divestiture Markets may be useful to investors and other users of its financial information in evaluating the separate results for the Core Markets. Divestiture Markets are comprised of U.S. Cellular's Chicago, central Illinois, St. Louis and certain Indiana/Michigan/Ohio markets. Core Markets are comprised of all other markets in which U.S. Cellular conducts business including Peoria, Rockford and certain other areas in Illinois, and in Columbia, Joplin, Jefferson City and certain other areas in Missouri. Core Markets as defined also includes any other income or expenses due to U.S. Cellular's direct or indirect ownership interests in other spectrum in the Divestiture Markets which was not included in the sale and other retained assets from the Divestiture Markets.

(2) The TDS column includes U.S. Cellular, TDS Telecom and also the impacts of consolidating eliminations, corporate operations and non-reportable segments, all of which are not presented above.

(3) Actual results for the three months ended March 31, 2014 and March 31, 2013 include $13 million and $28 million, respectively, of incremental accelerated depreciation, amortization and accretion resulting from the Divestiture Transaction.

(4) Adjusted income before income taxes is defined as Income before income taxes, adjusted for: Depreciation, amortization and accretion, net Gain or loss on sale of business and other exit costs (if any), net Gain or loss on license sales and exchanges (if any), net Gain or loss on investments (if any), and Interest expense. Adjusted income before income taxes excludes these items in order to show operating results on a more comparable basis from period to period. In the future, TDS may also exclude other items from adjusted income before income taxes if such items may help reflect operating results on a more comparable basis. TDS does not intend to imply that any such amounts that are excluded are non-recurring, infrequent or unusual; such amounts may occur in the future. Adjusted income before income taxes is not a measure of financial performance under Generally Accepted Accounting Principles ("GAAP") and should not be considered as an alternative to Income before income taxes as an indicator of the Company's operating performance or as an alternative to Cash flows from operating activities, determined in accordance with GAAP, as an indicator of cash flows or as a measure of liquidity. TDS believes Adjusted income before income taxes is a useful measure of TDS' operating results before significant recurring non-cash charges, discrete gains and losses and financing charges (Interest expense).

* For Q1 2014, core markets are equal to total company results. For comparability, core markets, as presented here, excludes the results of Divestiture markets and NY1 and NY2 Partnerships, which were deconsolidated on April 3, 2013, as of or for the three months ended March 31, 2013. Refer to U.S. Cellular's Form 8-K filed on May 3, 2013 for pro forma financial information related to the Divestiture Transaction and the NY1 & NY2 Deconsolidation for the three months ended March 31, 2013, as if the transaction had occurred at the beginning of the period.

TDS TELEPHONE AND DATA SYSTEMS™


U.S. Cellular


TDS